EXHIBIT 10.6

                        OCCIDENTAL PETROLEUM CORPORATION
                            10889 WILSHIRE BOULEVARD
                          LOS ANGELES, CALIFORNIA 90024
                                 (310) 208-8800


    DR. RAY R. IRANI
 CHAIRMAN OF THE BOARD
          AND
CHIEF EXECUTIVE OFFICER


                                November 17, 2000


Donald P. de Brier
Executive Vice President and General Counsel
Occidental Petroleum Corporation
10889 Wilshire Boulevard
Los Angeles, California  90024

Dear Donald:

     If you concur, clause 7(c) of your Employment Agreement, dated as of April 3, 1998, shall by this letter be amended to be and read as follows:

          "(c) Without Cause. Employer may at any time terminate the employment of Employee without cause or designate a termination for cause as a termination without cause, and in such event Employer shall, in lieu of continued employment, compensate Employee in an amount equal to two (2) times the sum of Employee's highest annual base salary and annual cash bonus target, such amount payable in equal monthly installments over two (2) years (the "Compensation Period"). In the event the Employee dies during the Compensation Period, any remaining payments due will be made to Employee's estate."

          If the foregoing amendment is acceptable to you, please execute the form of acceptance set out below, whereupon this amendment shall become effective as of the date of this letter.

                                    Sincerely,

                                    Occidental Petroleum Corporation

                                    By:    /s/ RAY R. IRANI
                                         ----------------------------
                                            Dr. Ray R. Irani


Accepted and agreed:

  /s/ DONALD P. DE BRIER
-----------------------------
     Donald P. de Brier